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                                                                   EXHIBIT 10.48

                                  DEMAND NOTE



April 2, 1996


In return for the sum of $100,000.00 received by bank transfer, I, Donald Esters, in my capacity as Chairman of The Board of Directors of The Dupuis Group, L.L.C., agree to repay this note, on demand to Educational Industrial Sales, Inc. Interest will be payable quarterly at bank prime plus 3/4%.


                            The Dupuis Group, L.L.C.


                           /s/ DONALD ESTERS
                           ----------------------------
                           per Donald Esters
                           Chairman